Exhibit 5.1

CONYERS DILL & PEARMAN

29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong

T +852 2524 7106 | F +852 2845 9268

conyers.com

29 May 2026

Matter No.:1014727/111890706
852 2842 9530
Richard.Hall@conyers.com

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

Dear Sir/ Madam,

Re: Newegg Commerce, Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date of this opinion (the “Registration Statement”, which terms does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1993, as amended (the “Securities Act”), of (a) up to US$250,000,000 of common shares in the Company of par value of US$0.43696 per share (“Common Shares”), warrants (“Warrants”) to purchase Common Shares (the “Warrant Shares”) and/or units consisting of Common Shares and Warrants (“Units”, together with the Warrants the “non-Equity Securities”, and collectively with the Common Shares and the Warrant Shares, the “Securities”) and (b) up to 7,000,000 Common Shares to be offered and sold by the Selling Shareholders (as defined in the Registration Statement) described in the Registration Statement in any combination.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	A copy of the Registration Statement.

We have also reviewed:

1.2.	a copy of the certificate of incorporation, the certificates of change of name, the current restated and amended memorandum and articles of association of the Company adopted on 7 April 2025 (the “M&A”), as obtained from the Registrar of Corporate Affairs at 3.41 p.m. on 28 May 2026;

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Beverly Y. Cheung, Anna W. T. Chong, Angie Y. Y. Chu, Alexander T. Doyle, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

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1.3.	a copy of the resolutions in writing signed by all the directors of the Company and dated 3 March 2026 and 21 May 2026 (collectively, the “Resolutions”);

1.4.	a copy of the register of members of the Company provided by the Company on 28 May 2026 (the “Register of Members”);

1.5.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs and dated 28 May 2026; and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the Company and its subsidiaries (if any) do not own an interest in any land in the British Virgin Islands;

2.6.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that on the date of allotment (where applicable) and issuance of any non-Equity Securities the Company is, and after any such allotment and issuance the Company is and will be able to, pay its liabilities as they become due;

2.8.	none of the parties to any applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to any Securities is or will be carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands;

2.9.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

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2.10.	that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;

2.11.	that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.12.	that the Company will have sufficient authorised shares available to issue under its memorandum of association to effect the issue of any Common Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any non-Equity Securities;

2.13.	that the form and terms of any and all non-Equity Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands;

2.14.	that no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Securities;

2.15.	none of the Securities have been offered or issued to residents of the British Virgin Islands;

2.16.	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.17.	that the non-Equity Securities to be offered and sold will be valid and binding in accordance with their terms pursuant to the applicable governing law;

2.18.	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

2.19.	that, upon the issue of any Common Shares (including the Warrant Shares), the Company has or will receive consideration for the full issue price thereof which was, or shall be, equal to at least the par value thereof; and

2.20.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

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(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

(e)	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to the issue of any Common Shares, may be subject to the Common Law rules that damages against the Company are only available where the purchaser of such Common Shares rescinds such agreement; and

(f)	may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

3.2.	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act, 2018.

3.4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

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4.2.	Upon the due issuance of any Common Shares, and payment of the consideration therefor, such Common Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3.	The Warrant Shares, when allotted and issued by the Company upon the exercise of the rights underlying the Warrants in accordance with the Warrants against payment in full of the consideration set forth therein and entered in the register of members of the Company will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.4.	Upon the due issuance, execution and delivery of any non-Equity Securities by the Company and payment of the consideration therefor, such non-Equity Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

4.5.	Based solely upon a review of the Register of Members, the 9,641,079 Common Shares registered in the name of DIGITAL GRID (HONG KONG) TECHNOLOGY CO LIMITED, 3,181,145 Common Shares registered in the name of TEKHILL USA LLC and 1,500,000 Common Shares registered in the name of Vladimir Galkin & Angelica Galkin Jt Ten are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

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